Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Hotline:	(608) 458-4040
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES THIRD QUARTER 2023 RESULTS

•Third quarter GAAP earnings per share was $1.02 in 2023, compared to $0.90 in 2022
•Provided 2024 earnings guidance range of $2.99 to $3.13 and 2024 common stock dividend target of $1.92
•Forecasted 2024 - 2027 capital expenditures of $9 billion in aggregate

MADISON, Wis. - November 2, 2023 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) and non-GAAP consolidated unaudited earnings per share (EPS) for the three months ended September 30 as follows:

	GAAP EPS		Non-GAAP EPS
	2023	2022	2023	2022
Utilities and Corporate Services	$1.11	$0.99	$1.11	$0.99
American Transmission Company (ATC) Holdings	0.03	0.02	0.03	0.02
Non-utility and Parent	(0.12)	(0.11)	(0.09)	(0.08)
Alliant Energy Consolidated	$1.02	$0.90	$1.05	$0.93

“We continue to deliver solid financial and operational results while executing our customer-focused strategy,” said John Larsen, Alliant Energy Board Chair and CEO. “Our narrowed 2023 earnings guidance, introduction of our 2024 earnings guidance, and reiteration of our long-term earnings growth range of 5% to 7% reinforces the consistent performance and predicable long-term growth of our company.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $1.11 per share of GAAP EPS in the third quarter of 2023, which was $0.12 per share higher than the third quarter of 2022. The primary drivers of higher EPS were higher revenue requirements and allowance for funds used during construction (AFUDC) from Wisconsin Power and Light Company’s (WPL’s) capital investments, and lower other operation and maintenance expenses. These items were partially offset by higher interest expense.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated $(0.12) per share of GAAP EPS in the third quarter of 2023, which was a $0.01 per share earnings decrease compared to the third quarter of 2022. The lower EPS was primarily driven by higher interest expense.

Earnings Adjustments - Non-GAAP EPS for the three months ended September 30, 2023 and 2022 excludes $0.03 per share and $0.03 per share, respectively, of charges related to the Iowa state income tax rate change for Alliant Energy’s Non-utility and Parent. Non-GAAP adjustments, which relate to material charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

Estimated Temperature Impacts to Non-GAAP EPS - The estimated year-to-date impact of temperatures on EPS compared to normal temperatures is a $0.02 per share loss in 2023. The midpoint of the temperature normalized non-GAAP EPS guidance for the full year 2023 is $2.89.

Details regarding GAAP EPS variances between the third quarters of 2023 and 2022 for Alliant Energy are as follows:

Variance
Revenue requirements and higher AFUDC from WPL capital investments	$0.08
Lower other operation and maintenance expenses	0.04
Higher interest expense	(0.04)
Iowa state income tax rate change - 2022	0.03
Iowa state income tax rate change - 2023	(0.03)
Other	0.04
Total	$0.12

Revenue requirements and higher AFUDC from WPL capital investments - In December 2021, WPL received an order from the Public Service Commission of Wisconsin (PSCW) approving WPL’s proposed settlement for its retail electric and gas rate review covering the 2022/2023 Test Period. In December 2022, WPL received an order from the PSCW approving an additional annual base rate increase of $9 million for WPL’s retail gas customers covering the 2023 Test Period. WPL recognized a $0.04 per share increase in the third quarter of 2023 due to higher revenue requirements from increasing rate base, including investments in solar generation. The construction activity related to these investments also resulted in $0.04 per share higher AFUDC in the third quarter of 2023.

Iowa state income tax rate changes - Pursuant to Iowa tax reform enacted in 2022, in September 2023, the Iowa Department of Revenue announced an Iowa corporate income tax rate of 7.1%, effective January 1, 2024. The announced changes in the corporate income tax rate resulted in a non-GAAP charge of $8 million or $0.03 per share in the third quarter of 2023, compared to a non-GAAP charge of $8 million or $0.03 per share recorded in the third quarter of 2022 related to the Iowa corporate income tax rate change effective January 1, 2023. These charges were recorded to income tax expense related to the remeasurement of deferred income tax assets at the Non-utility and Parent operations. The lower tax rate also resulted in reductions in regulatory assets recorded in the third quarter of 2023 and 2022 related to the remeasurement of deferred income tax liabilities at IPL, which is expected to provide cost benefits to its Iowa customers in the future.

2023 Earnings Guidance

Alliant Energy is narrowing its EPS guidance as follows.

	Revised	Previous
Alliant Energy Consolidated	$2.85 - $2.93	$2.82 - $2.96

Drivers for Alliant Energy’s 2023 EPS guidance include, but are not limited to:
•Ability of IPL and WPL to earn their authorized rates of return
•Stable economy and resulting implications on utility sales
•Normal temperatures in its utility service territories
•Execution of cost controls
•Execution of capital expenditure and financing plans
•Consolidated effective tax rate of 2%

The 2023 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws including corporate tax reform in Iowa, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from valuation allowances, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefit plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for the American Transmission Company, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

2024 Earnings Guidance

Alliant Energy is issuing EPS guidance for 2024 of $2.99 - $3.13. Drivers for Alliant Energy’s 2024 EPS guidance include, but are not limited to:
•Ability of IPL and WPL to earn their authorized rates of return
•Normal temperatures in its utility service territories
•Constructive regulatory outcomes from regulatory proceedings
•Stable economy and resulting implications on utility sales
•Execution of capital expenditure and financing plans
•Execution of cost controls
•Consolidated effective tax rate of (8%)

The 2024 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws including corporate tax reform in Iowa, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from valuation allowances, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefit plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for the American Transmission Company, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

“As we complete our historic solar expansion in 2024, our customers and communities will experience the benefits of additional low cost, cleaner energy. Our consistent track record of 5% to 7% long-term growth continues with our 2024 earnings guidance of $2.99 - $3.13 per share,” said Larsen.

2024 Annual Common Stock Dividend Target

Alliant Energy has increased its 2024 expected annual common stock dividend target to $1.92 per share from the current annual common stock dividend target of $1.81 per share, a 6% increase. Payment of the 2024 quarterly dividend is subject to the actual dividend declaration by the Board of Directors each quarter, which is expected in January 2024 for the first quarter dividend.

Projected Capital Expenditures

Alliant Energy has updated its projected capital expenditures for 2023 through 2027 (in millions). The projected capital expenditures exclude AFUDC and capitalized interest, if applicable. Cost estimates represent Alliant Energy’s estimated portion of total construction expenditures.

	2023	2024	2025	2026	2027
Generation:
Renewables and battery storage projects	$790	$1,140	$665	$780	$775
Gas projects	40	120	325	610	500
Other	95	100	80	50	40
Distribution:
Electric systems	565	610	620	670	685
Gas systems	80	85	85	85	85
Other	220	220	205	240	280
Total Capital Expenditures	$1,790	$2,275	$1,980	$2,435	$2,365

Earnings Conference Call

A conference call to review the third quarter 2023 results is scheduled for Friday, November 3, 2023 at 9 a.m. central time. Alliant Energy Board Chair and Chief Executive Officer John Larsen, President and Chief Operating Officer Lisa Barton, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-259-6580 (Toll-Free - North America) or 416-764-8624 (Local), passcode 99382583. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 995,000 electric and 425,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•the direct or indirect effects resulting from cybersecurity incidents or attacks on Alliant Energy, IPL, WPL, or their suppliers, contractors and partners, or responses to such incidents or attacks;

•the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;
•inflation and higher interest rates;
•changes in the price of delivered natural gas, transmission, purchased electricity and delivered coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and Midcontinent Independent System Operator, Inc.’s (MISO’s) seasonal resource adequacy process;
•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed and certain other retired assets, decreases in sales volumes, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;
•the ability to obtain regulatory approval for construction projects with acceptable conditions;
•the ability to complete construction of renewable generation and storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities, which could result from tariffs, duties or other assessments, such as any additional tariffs resulting from U.S. Department of Commerce investigations into and any decisions made regarding the sourcing of solar project materials and equipment from certain countries, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes, the ability to achieve the expected level of tax benefits based on tax guidelines, project costs and the level of electricity output generated by qualifying generating facilities, and the ability to efficiently utilize the renewable generation and storage project tax benefits for the benefit of customers;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to construct solar generation, battery storage and electric and gas distribution projects, which may result from geopolitical issues, supplier manufacturing constraints, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•the future development of technologies related to electrification, and the ability to reliably store and manage electricity;
•federal and state regulatory or governmental actions, including the impact of legislation, and regulatory agency orders;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, and changes impacting the availability of renewable tax credits;
•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•impacts that terrorist attacks may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•any material post-closing payments related to any past asset divestitures, including the sale of Whiting Petroleum, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•weather effects on results of utility operations;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•changes to MISO’s resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating facilities, including IPL’s and WPL’s additional solar generation, may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s process, or procure capacity in the market whereby such costs might not be recovered in rates;
•issues associated with environmental remediation and environmental compliance, including compliance with all environmental and emissions permits and future changes in environmental laws and regulations, including changes to the Coal Combustion Residuals Rule, Cross-State Air Pollution Rule and federal, state or local regulations for greenhouse gases emissions reductions from new and existing fossil-fueled EGUs under the Clean Air Act, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce greenhouse gases emissions;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency and state natural resources agencies, or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage and successful resolution of warranty issues or contract disputes for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, fuel-related and capital costs through rates;

•impacts that excessive heat, excessive cold, storms, wildfires, or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and construction activities, and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•the direct or indirect effects resulting from the ongoing novel coronavirus (COVID-19) pandemic and the spread of variant strains;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;
•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2023 Earnings Guidance” and “2024 Earnings Guidance” sections of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), including the sections therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2023 and 2024 earnings guidance, 2024 annual common stock dividend target, and 2023-2027 capital expenditures guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures. These measures include income and EPS for the three and nine months ended September 30, 2023 and 2022 excluding charges related to the Iowa state income tax rate changes. Alliant Energy believes this non-GAAP financial measure is useful to investors because it provides an alternate measure to better understand and compare across periods the operating performance of Alliant Energy without the distortion of items that management believes are not normally associated with ongoing operations, and also provides additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance. Alliant Energy’s management also uses income, as adjusted, to determine performance-based compensation.

In addition, Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the three and nine months ended September 30, 2023 and 2022. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

This press release references year-over-year variances in utility electric margins and utility gas margins. Utility electric margins and utility gas margins are non-GAAP financial measures that will be reported and reconciled to the most directly comparable GAAP measure, operating income, in our third quarter 2023 Form 10-Q.

This press release also includes temperature-normalized non-GAAP EPS guidance for the year ended December 31, 2023. Alliant Energy believes this non-GAAP measure is useful to investors because the measure facilitates period-to-period comparison of Alliant Energy’s operating performance and provides investors with information on a basis consistent with measures that management uses to assess Alliant Energy’s earnings growth rate.

Reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are included in the earnings summaries that follow and in the case of temperature normalized non-GAAP EPS guidance, in the press release above.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended September 30:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2023	2022	2023	2022	2023	2022
IPL	$0.67	$0.61	$—	$—	$0.67	$0.61
WPL	0.42	0.36	—	—	0.42	0.36
Corporate Services	0.02	0.02	—	—	0.02	0.02
Subtotal for Utilities and Corporate Services	1.11	0.99	—	—	1.11	0.99
ATC Holdings	0.03	0.02	—	—	0.03	0.02
Non-utility and Parent	(0.12)	(0.11)	0.03	0.03	(0.09)	(0.08)
Alliant Energy Consolidated	$1.02	$0.90	$0.03	$0.03	$1.05	$0.93

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2023	2022	2023	2022	2023	2022
IPL	$170	$154	$—	$—	$170	$154
WPL	107	91	—	—	107	91
Corporate Services	4	4	—	—	4	4
Subtotal for Utilities and Corporate Services	281	249	—	—	281	249
ATC Holdings	9	5	—	—	9	5
Non-utility and Parent	(31)	(27)	8	8	(23)	(19)
Alliant Energy Consolidated	$259	$227	$8	$8	$267	$235

Adjusted, or non-GAAP, earnings for the three months ended September 30 do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2023	2022	2023	2022
Non-utility and Parent:
Iowa state income tax rate changes	$8	$8	$0.03	$0.03

The following tables provide a summary of Alliant Energy’s results for the nine months ended September 30:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2023	2022	2023	2022	2023	2022
IPL	$1.31	$1.30	$—	$—	$1.31	$1.30
WPL	1.06	0.98	—	—	1.06	0.98
Corporate Services	0.04	0.05	—	—	0.04	0.05
Subtotal for Utilities and Corporate Services	2.41	2.33	—	—	2.41	2.33
ATC Holdings	0.10	0.09	—	—	0.10	0.09
Non-utility and Parent	(0.20)	(0.11)	0.03	0.03	(0.17)	(0.08)
Alliant Energy Consolidated	$2.31	$2.31	$0.03	$0.03	$2.34	$2.34

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2023	2022	2023	2022	2023	2022
IPL	$331	$327	$—	$—	$331	$327
WPL	267	247	—	—	267	247
Corporate Services	10	11	—	—	10	11
Subtotal for Utilities and Corporate Services	608	585	—	—	608	585
ATC Holdings	26	22	—	—	26	22
Non-utility and Parent	(52)	(28)	8	8	(44)	(20)
Alliant Energy Consolidated	$582	$579	$8	$8	$590	$587

Adjusted, or non-GAAP, earnings for the nine months ended September 30 do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2023	2022	2023	2022
Non-utility and Parent:
Iowa state income tax rate changes	$8	$8	$0.03	$0.03

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Revenues:
Electric utility	$995	$1,039	$2,562	$2,624
Gas utility	47	62	400	418
Other utility	13	11	38	35
Non-utility	22	23	66	70
	1,077	1,135	3,066	3,147
Operating expenses:
Electric production fuel and purchased power	231	274	553	633
Electric transmission service	154	157	438	428
Cost of gas sold	12	26	226	242
Other operation and maintenance:
Energy efficiency costs	13	11	46	35
Non-utility Travero	15	17	47	51
Other	132	144	406	406
Depreciation and amortization	170	169	503	501
Taxes other than income taxes	28	28	87	82
	755	826	2,306	2,378
Operating income	322	309	760	769
Other (income) and deductions:
Interest expense	99	83	289	235
Equity income from unconsolidated investments, net	(14)	(5)	(45)	(37)
Allowance for funds used during construction	(28)	(10)	(71)	(34)
Other	1	—	2	—
	58	68	175	164
Income before income taxes	264	241	585	605
Income tax expense	5	14	3	26
Net income attributable to Alliant Energy common shareowners	$259	$227	$582	$579
Weighted average number of common shares outstanding:
Basic	253.5	251.0	252.1	250.8
Diluted	253.8	251.3	252.4	251.1
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$1.02	$0.90	$2.31	$2.31

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2023	December 31, 2022
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$206	$20
Other current assets	1,166	1,230
Property, plant and equipment, net	16,633	16,247
Investments	594	559
Other assets	2,305	2,107
Total assets	$20,904	$20,163
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$409	$408
Commercial paper	451	642
Other short-term borrowings	50	—
Other current liabilities	1,025	1,313
Long-term debt, net (excluding current portion)	8,429	7,668
Other liabilities	3,814	3,856
Alliant Energy Corporation common equity	6,726	6,276
Total liabilities and equity	$20,904	$20,163

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2023	2022
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$979	$878
Accounts receivable sold to a third party	(357)	(393)
Net cash flows from operating activities	622	485
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(1,201)	(873)
Other	(92)	(69)
Cash receipts on sold receivables	306	358
Proceeds from sales of partial ownership interest in West Riverside	120	—
Other	(85)	(15)
Net cash flows used for investing activities	(952)	(599)
Cash flows from financing activities:
Common stock dividends	(341)	(322)
Proceeds from issuance of common stock, net	201	19
Proceeds from issuance of long-term debt	1,158	1,238
Payments to retire long-term debt	(404)	(379)
Net change in commercial paper and other short-term borrowings	(141)	(132)
Contributions from noncontrolling interest	—	29
Distributions to noncontrolling interest	—	(29)
Other	42	(3)
Net cash flows from financing activities	515	421
Net increase in cash, cash equivalents and restricted cash	185	307
Cash, cash equivalents and restricted cash at beginning of period	24	40
Cash, cash equivalents and restricted cash at end of period	$209	$347

KEY FINANCIAL AND OPERATING STATISTICS

	September 30, 2023	September 30, 2022
Common shares outstanding (000s)	255,179	251,022
Book value per share	$26.36	$24.96
Quarterly common dividend rate per share	$0.4525	$0.4275

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Utility electric sales (000s of megawatt-hours)
Residential	2,100	2,088	5,525	5,747
Commercial	1,727	1,709	4,782	4,847
Industrial	2,789	2,810	7,948	8,065
Industrial - co-generation customers	205	181	750	645
Retail subtotal	6,821	6,788	19,005	19,304
Sales for resale:
Wholesale	795	774	2,172	2,172
Bulk power and other	1,409	985	3,756	2,989
Other	14	16	43	46
Total	9,039	8,563	24,976	24,511
Utility retail electric customers (at September 30)
Residential	844,056	838,799
Commercial	145,542	144,728
Industrial	2,410	2,437
Total	992,008	985,964
Utility gas sold and transported (000s of dekatherms)
Residential	1,277	1,370	17,540	20,748
Commercial	1,634	1,758	12,774	14,451
Industrial	372	456	1,583	2,085
Retail subtotal	3,283	3,584	31,897	37,284
Transportation / other	29,776	30,982	88,167	83,241
Total	33,059	34,566	120,064	120,525
Utility retail gas customers (at September 30)
Residential	380,114	377,926
Commercial	44,609	44,441
Industrial	326	329
Total	425,049	422,696

Estimated margin increases (decreases) from impacts of temperatures (in millions) -
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Electric margins	$10	$4	$1	$25
Gas margins	(1)	—	(8)	6
Total temperature impact on margins	$9	$4	($7)	$31

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Normal	2023	2022	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	28	93	116	3,751	4,679	4,233
Madison, Wisconsin (WPL)	70	136	139	3,990	4,723	4,481
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	659	604	555	933	903	806
Madison, Wisconsin (WPL)	548	508	502	755	784	697

(a)HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.